Exhibit 99.1

Tellurian names Claire R. Harvey to Board of Directors

HOUSTON, Texas – (BUSINESS WIRE) December 15, 2021 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) today named energy investment expert Claire R. Harvey as a new independent Board member. Ms. Harvey is the Founder and President of ARM Resource Partners, a joint venture making energy investments, and serves as Chairman of the Board of Falcon Minerals Corporation, a public company which owns and manages mineral interests in the United States. She was previously Founder and Chief Executive Officer of Gryphon Oil and Gas, LLC, and served in key roles at Pine Brook Partners and TPH Partners.

Executive Chairman Charif Souki said, “Claire has expertly led and executed both public and private financial transactions over the past 20 years and brings immense energy investment experience to Tellurian’s Board. We will rely on her experience to guide and support us as we finance Driftwood LNG and give Bechtel notice to proceed with construction in the first quarter of 2022.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, construction, financing and other aspects of the Driftwood project, including the timing of a notice to proceed with respect to the project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com